Exhibit 99.1

Staffing 360 Solutions Reports Second Quarter and

Six-Month 2021 Results

Return to Net Income Positive

NEW YORK, Aug. 16, 2021 - Staffing 360 Solutions, Inc. (NASDAQ: STAF), a company executing an international buy-integrate-build strategy through the acquisition of staffing organizations in the United States and the United Kingdom, today announced its Fiscal 2021 second quarter and six-month financial results.

Q2 2021 Overview

●	Revenue increased 16.5% to $50.5 million from $43.4 million in Q2 ’20 (22.9% increase excluding the disposal of firstPRO)
●	Gross profit increased 19.4% to $9.0 million from $7.6 million in Q2 ’20 (36.8% increase excluding the disposed business)
●	Loss from operations narrowed to ($1.1 million) as compared with a loss from operations of ($1.5 million) in Q2 ’20 - a result of strong execution in all of our businesses benefitting from gradual strengthening in our underlying markets
●	Net income of $7.8 million realized as compared with a net loss of ($3.8 million) in Q2 ’20
●	EBITDA grew to $9.7 million from ($0.8) million in Q2 ’20
●	Adjusted EBITDA increased to $1.4 million from ($0.5) million in Q2 ’20
●	Basic EPS was $0.75 up from a loss of $(3.55) in the same period last year

Six Month 2021 Overview

●	Revenue decreased 2.5% to $99.5 million from $102.1 million in Q2 ’20 (3.3% increase excluding the disposal of firstPRO)
●	Gross profit decreased 6.4% to $17.0 million from $18.2 million in Q2 ’20 (10.3% increase excluding the disposed business)
●	Loss from operations narrowed to ($1.8 million) as compared with a loss from operations of ($5.5 million) in Q2 ’20 - a result of continuing market improvements and performance by the company
●	Net income of $6.2 million realized as compared with a net loss of ($10.8 million) in Q2 ’20
●	EBITDA grew to $10.0 million from ($4.8 million) in Q2 ’20
●	Adjusted EBITDA increased to $2.5 million from ($1.7 million) in Q2 ’20
●	Basic EPS was $0.60 up from a loss of $(8.83) in the same period last year

Brendan Flood, Chairman, CEO and President, said, “I am pleased with the solid progress and improved results achieved in the second quarter. The outlook in our brands and our verticals remains strong and business is steadily improving. We are closing not only more business, but often increasingly larger contracts for temporary placement.

“We remain vigilant and cautiously optimistic as we continue to progress through the COVID-19 environment. We expect improved revenue and gross profit in Q3 fueled by the pent-up demand we are experiencing. Our balance sheet is greatly improved having received full forgiveness of our $19.4 million in PPP loans, completing financings and reducing our debt and redeemable preference shares by $58.8 million to $13.5 million from $72.3 million from June 2020. I look forward to a strong second half of the year,” concluded Flood.

Conference Call Access

The Participant Dial-In Number for the conference call remains 323-794-2423. Participants should dial in to the call at least five minutes before 9:00am ET August 17, 2021. The call can also be accessed “live” online at http://public.viavid.com/index.php?id=145866. A replay of the recorded call will be available for 90 days on the Company’s website (http://www.staffing360solutions.com/res.html). You can also listen to a replay of the call by dialing 844-512-2921 (international participants dial 412-317-6671) starting August 17, 2021, at 12:00pm ET through August 20, 2021 at 11:59pm ET. Please use PIN Number 8035151.

-Continued-

About Staffing 360 Solutions, Inc.

Staffing 360 Solutions, Inc. is engaged in the execution of an international buy-integrate-build strategy through the acquisition of domestic and international staffing organizations in the United States and United Kingdom. The Company believes that the staffing industry offers opportunities for accretive acquisitions and as part of its targeted consolidation model, is pursuing acquisition targets in the finance and accounting, administrative, engineering, IT, and light industrial staffing space. For more information, visit http://www.staffing360solutions.com. Follow Staffing 360 Solutions on Facebook, LinkedIn and Twitter.

Forward-Looking Statements

This press release contains forward-looking statements, which may be identified by words such as “expect,” “look forward to,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” “will,” “project” or words of similar meaning. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified; consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, our ability to retain our listing on the Nasdaq Capital Market; market and other conditions; the geographic, social and economic impact of COVID-19 on the Company’s ability to conduct its business and raise capital in the future when needed; weakness in general economic conditions and levels of capital spending by customers in the industries the Company serves; weakness or volatility in the financial and capital markets, which may result in the postponement or cancellation of customer capital projects or the inability of the Company’s customers to pay the Company’s fees; the termination of a major customer contract or project; delays or reductions in U.S. government spending; credit risks associated with the Company’s customers; competitive market pressures; the availability and cost of qualified labor; the Company’s level of success in attracting, training and retaining qualified management personnel and other staff employees; changes in tax laws and other government regulations, including the impact of health care reform laws and regulations; the possibility of incurring liability for the Company’s business activities, including, but not limited to, the activities of the Company’s temporary employees; the Company’s performance on customer contracts; negative outcome of pending and future claims and litigation; government policies, legislation or judicial decisions adverse to the Company’s businesses; the Company’s ability to access the capital markets by pursuing additional debt and equity financing to fund its business plan and expenses on terms acceptable to the Company or at all; and the Company’s ability to comply with its contractual covenants, including in respect of its debt agreements, as well as various additional risks, many of which are now unknown and generally out of the Company’s control, and which are detailed from time to time in reports filed by the Company with the SEC, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K. Staffing 360 Solutions does not undertake any duty to update any statements contained herein (including any forward-looking statements), except as required by law.

Investor Relations Contact:
Terri MacInnis, VP of IR
Bibicoff + MacInnis, Inc.
818.379.8500 x 2 terri@bibimac.com

-Continued-

Staffing 360 Solutions, Inc. and Subsidiaries

Reconciliation of Net Loss to Adjusted EBITDA

(All Amounts in Thousands)

	Q2 2021	Q2 2020	Q2 2021 YTD	Q2 2020 YTD	Trailing Twelve Months Q2 2021	Trailing Twelve Months Q2 2020
	(Unaudited)	(Unaudited)			(Unaudited)	(Unaudited)
Net loss	$7,848	$(3,763)	$6,160	$(10,760)	$1,278	$(14,412)

Adjustments:
Interest expense	1,097	1,944	2,253	4,174	5,275	8,199
Provision (benefit) income taxes	(67)	47	(30)	(129)	(6)	(140)
Depreciation and amortization	792	929	1,607	1,901	3,383	4,058
EBITDA	9,670	(843)	9,990	(4,814)	9,930	(2,295)

Acquisition, capital raising and other non-recurring expenses (1)	1,655	1,061	2,481	2,400	6,795	6,393
Other non-cash charges (2)	116	163	335	346	650	764
Impairment of Goodwill	-	-	-	2,969	-	2,969
Re-measurement (income) loss on intercompany note	32	115	(96)	790	(1,470)	390
Gain on settlement of deferred consideration	-	-	-	-	-	(1,077)
Restructuring Charges	-	-	-	-	21	-
Gain on business sale	-	-	-	-	(124)	-
PPP forgiveness gain	(10,105)	-	(10,105)	-	(10,105)	-
Other loss	4	25	(103)	39	(265)	(30)
Adjusted EBITDA	$1,372	$521	$2,502	$1,730	$5,432	$7,114
Adjusted EBITDA Margin	2.7%	1.2%	2.5%	1.7%	2.7%	3.1%

Adjusted EBITDA of Divested Business (3)					$(20)	$(857)

Pro Forma TTM Adjusted EBITDA (4)					$5,412	$6,257

Adjusted Gross Profit TTM (5)					$32,793	$35,678

TTM Adjusted EBITDA as percentage of adjusted gross profit TTM					16.6%	19.9%

(1)	Acquisition, capital raising and other non-recurring expenses primarily relate to capital raising expenses, acquisition and integration expenses and legal expenses incurred in relation to matters outside the ordinary course of business.
(2)	Other non-cash charges primarily relate to staff option and share compensation expense, expense for shares issued to directors for board services, and consideration paid for consulting services.
(3)	Adjusted EBITDA of Divested Business for the period prior to the divestment date.
(4)	Pro Forma Adjusted EBITDA excludes the Adjusted EBITDA of Divested Business for the period prior to the divestment date.
(5)	Adjusted Gross Profit excludes gross profit of business divested in September 2020, for the period prior to divestment date.